Exhibit 10.2

December 19, 2016

David F. DeVoe

Senior Advisor

Twenty-First Century Fox, Inc.

1211 Avenue of the Americas

New York, NY 10036

Dear Dave:

This letter agreement (the “Letter Agreement”) is intended to constitute a formal binding modification to your agreement dated as of November 15, 2004, with 21st Century Fox America, Inc. (formerly known as News America Incorporated) (“21CFA”), a wholly owned subsidiary of Twenty-First Century Fox, Inc. (formerly known as News Corporation) (“21st Century Fox”), as amended (the “Agreement”) and shall confirm the terms and conditions which will apply to your Agreement as of the date of this Letter Agreement. Capitalized terms used in this Letter Agreement and not defined shall have the meanings given such terms in the Agreement.

21CFA and you agree that the Agreement is hereby amended as follows:

1.Section 2 of the Agreement, as amended, states that the Term of Employment shall mean the period from November 15, 2004 through December 31, 2016. 21CFA and you hereby agree to extend the Term of Employment for a period of one year such that the Term of Employment shall mean the period through December 31, 2017.

2. 21CFA and you hereby agree that you shall not be entitled to receive any Annual Bonus and you shall not be eligible to receive a Performance-Based LTIP award during the Term of Employment.

By counter-signing this Letter Agreement, you acknowledge and agree to be bound by the terms hereof.

Sincerely,

21ST CENTURY FOX AMERICA, INC.

	By:	/s/ Janet Nova
	Name:	Janet Nova
	Title:	Executive Vice President and Deputy General Counsel

Acknowledged and Agreed:

/s/ David F. DeVoe
David F. DeVoe